                                                            Exhibit 99(a)
                                                            -------------
                 MCI COMMUNICATIONS CORPORATION AND SUBSIDIARIES
                              CAPITALIZATION SCHEDULE
                                   (In millions)

Set forth below is the capitalization of the company as of September 30, 1994:


Debt (a):

  Secured debt:
    Capital lease obligations ............................     $  598
    Other secured obligations ............................          7
                                                               ------
      Total secured debt .................................        605
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  Unsecured debt:
    Senior Notes, net ....................................      1,501
    Senior Debentures, net ...............................        884
    Other unsecured debt .................................        118
                                                               ------
      Total unsecured debt ...............................      2,503
                                                               ------
         Total debt ......................................     $3,108
                                                               ------

Stockholders' equity:
    Class A common stock, $.10 par value, authorized
      500 million shares, issued 136 million shares ...        $   14
    Common stock, $.10 par value, authorized 2 billion
      shares, issued 592 million shares .................          60
    Additional paid in capital ..........................       6,136
    Retained earnings ...................................       3,415
    Treasury stock at cost, 48 million shares ...........        (790)
                                                               ------
         Total stockholders' equity .....................       8,835
                                                               ------
         Total capitalization ...........................     $11,943
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(a)  See Note 3 of Notes to Consolidated Financial Statements on pages 35 and
     36 of the company's Annual Report on Form 10-K for the year ended December 31, 1993 for additional information concerning the company's capital lease obligations, which are obligations of subsidiaries of the company that are guaranteed by the company. Interest rates on capital lease obligations, on a weighted average basis, approximated 7.2% per annum at September 30, 1994.

     For additional information concerning the company's long-term debt, see
     Note 4 of Notes to Consolidated Financial Statements on pages 36 through 38 of the company's Annual Report on Form 10-K for the year ended December 31, 1993.